UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 28, 1996


                              L. LURIA & SON, INC.
           (Exact name of the registrant as specified in its charter)


                  FLORIDA                 1-8057                59-0620505

         (State of incorporation)      (Commission             (IRS Employer
                                       File Number)          Identification No.)


5770 Miami Lakes Drive, Miami Lakes, Florida                       33014

(Address of principle executive offices)                        (zip code)


                                 (305) 557-9000

              (Registrant's telephone number, including area code)

ITEM 2.   Acquisition or Disposition of Assets

(a) On June 28, 1996 L. Luria & Son, Inc. (the "Registrant")sold its stores located at 4900 West Kennedy Blvd. Tampa, Florida, 2 Miracle Mile, Coral Gables and 11905 S. Dixie Highway, South Miami, Florida to CNL Realty Advisors,Inc. of Orlando, Florida. As part of the transaction the Registrant entered into a lease for the same stores for a term of approximately 20 years. The properties were sold for approximately $10,000,000.

     The foregoing summary is qualified in its entirety by the copy of the sale agreements attached hereto as exhibits.

ITEM 7.

(c) Exhibit 2.1 Real Estate Purchase and Sale Contract between CNL Realty Advisors, Inc. and L. Luria & Son, Inc. for 4900 W. Kennedy Blvd.,Tampa, Florida 33609

     Exhibit 2.2 Real Estate Purchase and Sale Contract between CNL Realty Advisors, Inc. and L. Luria & Son, Inc. for 11905 S. Dixie Highway, South Miami, Florida 33156

     Exhibit 2.3 Real Estate Purchase and Sale Contract between CNL Realty Advisors, Inc. and L. Luria & Son, Inc. for 2 Miracle Mile, Coral Gables, Florida 33146

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: July 10, 1996                                      L. LURIA & SON, INC.




                                                         /s/ Gerald Nathanson
                                                         -----------------------
                                                         Gerald Nathanson
                                                         Chief Executive Officer

                                  EXHIBIT INDEX


        Exhibit No.                                                     Page
        -----------                                                     ----

          2.1                Real Estate Purchase and Sale Contract
                             between CNL Realty Advisors, Inc. and
                             L. Luria & Son, Inc. for 4900 W.
                             Kennedy Blvd.,Tampa, Florida  33609

          2.2                Exhibit 2.2 Real Estate Purchase and
                             Sale Contract between CNL Realty
                             Advisors, Inc. and L. Luria & Son, Inc.
                             for 11905 S. Dixie Highway, South
                             Miami, Florida 33156

          2.3                Real Estate Purchase and Sale Contract
                             between CNL Realty Advisors, Inc. and
                             L. Luria & Son, Inc. for 2 Miracle
                             Mile, Coral Gables, Florida 33146
